EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                        PARAGON ACQUISITION COMPANY, INC.

                                   ARTICLE I
                                    OFFICES

         Section 1.1 Delaware Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington, Delaware 19805-1297.

         Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and outside of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date and at such hour and place, within or outside of the State of Delaware, as shall be fixed by the Board of Directors with respect to each such meeting and as shall be stated in the notice thereof. Members of the Board of Directors may be elected either by written ballot or by voice vote.

         Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 5% in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of the stockholders may be held at such time and place, within or outside of the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.3 Notice of Meetings. Except as otherwise provided or permitted by law or by the Certificate of Incorporation or these By-laws, written notice of all meetings of stockholders, stating the date, place and hour and, in general terms only, the purpose or purposes thereof, shall be given by the President or a Vice President or the Secretary or an Assistant Secretary to each stockholder of record entitled to vote in respect of the business to be transacted thereat, either by serving such notice upon him personally or by mailing or

                                       1


telegraphing the same to him at his address as it appears on the records of the Corporation, at least ten days but not more than sixty days before the date of the meeting, and the Secretary or any Assistant Secretary or the transfer agent or agents of the Corporation shall make affidavit as to the giving of such notice.

         Section 2.4. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.5 Voting of Shares. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such person.

         Section 2.6 Proxies. At any meeting of stockholders or whenever the stockholders express consent or dissent to corporate action in writing without a meeting, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting or in a written expression of such consent or dissent may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted or with the written evidence of the consent or dissent, which shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting (unless a new record date is set by the Board of Directors), but shall not be valid after the final adjournment thereof. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors or, if not so appointed, then by the presiding officer of the meeting. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period.

                                       2



         Section 2.7 Voting List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.8 Conduct of Meetings. Each meeting of stockholders shall be presided over by the President or, in his absence, by a Vice President thereunto designated by the President or by the Board of Directors, or in the absence of the President and a Vice President so designated, by any other person selected to preside by vote of the holders of a majority of the outstanding stock present in person or by proxy and entitled to vote at the meeting. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

         Section 2.9 Consent in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1 Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

         Section 3.2 Number, Election and Term. The number of directors which shall


                                       3




constitute  the whole Board shall be not less than one (1) nor more than fifteen
(15) persons. The first Board shall consist of four members. Thereafter, the exact number of directors within the minimum and maximum limits above specified, shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Directors need not be stockholders. The number of directors may be increased or decreased by action of the Board of Directors. Each director shall be elected to serve until the next annual meeting of stockholders and shall hold office until a successor is duly elected and qualified subject to the provisions of Section 3.3 hereof.

         Section 3.3 Removal; Resignation. Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote for the election of directors.

         Any director may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 3.4 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 3.5 Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as may be determined by resolution of the Board of Directors. No notice of a regular meeting need be given and any business may be transacted at a regular meeting held as aforesaid.

         Section 3.6 Special Meetings. Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by the President, or any Vice President, or by a written call signed by any one or more directors and filed with the Secretary. Each special meeting of the Board shall be held at such time and place, either within or outside of the State of Delaware, as shall be designated in the notice of such meeting.


                                       4



         Section 3.7 Notice of Special Meetings. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provided by law or as provided in Article V of these By-laws, be given by mailing or telegraphing the same to each director at his residence or business address at any time on or before the second day before the day of the meeting or by delivering the same to him personally or by faxing the same to him personally at his residence or business address not later than the day before the day of the meeting, unless, in case of exigency, the President, or in his absence a Vice President or the Secretary, shall prescribe a shorter notice to each director at his residence or business address. Except as otherwise required by law or these By-laws, no notice or waiver of notice of a special meeting of the Board need state the purposes or purposes of such meeting and any business may be transacted thereat.

         Section 3.8 Quorum and Voting. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board.

         Section 3.9 Conduct of Meetings. Each meeting of the Board of Directors shall be presided over by the President, or in his absence, by any director selected to preside by vote of a majority of the directors present. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the person presiding over the meeting, shall act as secretary of the meeting.

         Section 3.10 Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 3.11 Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                       5





         Section 3.12 Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, designate one or more committees. Except as otherwise provided by these By-laws, each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 3.13 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.



                                   ARTICLE IV
                                    OFFICERS


                                       6





         Section 4.1 Number and Election. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of officers may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

         The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

         Section 4.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4.3 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 4.4 Term of Office; Removal; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Any officer or agent of the Corporation may, subject to contrary provision in any applicable contract, resign at any time by giving written notice to the Board of Directors or to the President of the Corporation. Any such resignation shall take effect at the time specified therein or,if the time be not specified, upon receipt thereof and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 4.5 Vacancies. If the office of the President, any Vice President, the Secretary or the Treasurer, or of any other officer or agent or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall be filled by the Board of Directors.

         Section 4.6 The President. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by

                                       7





the Board of Directors to some other officer or agent of the Corporation.

         Section 4.7 The Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.8 The Secretary and Assistant Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.9 The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory

                                       8




to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                    ARTICLE V
                                     NOTICES

         Section 5.1 Manner of Giving. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section  5.2 Waiver of Notice.  Whenever  any notice is  required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI
                                  CAPITAL STOCK

         For purposes of this Article VI, unless otherwise defined herein, capitalized terms shall have the meaning set forth in that certain Prospectus of the Corporation (the "Prospectus") to be furnished to the holders of common stock of The St. Lawrence Seaway Corporation (the "St.
Lawrence Stockholders").

         Section 6.1 Description of Capital Stock.

         (a) Common Stock - Holders of Common Stock shall be entitled to one vote per share with respect to all matters required by law to be submitted to holders of

                                       9






                  Common Stock. The Common Stock will not have cumulative voting rights. Subject to the prior rights of holders of Preferred Stock, if any, holders of the Common Stock will be entitled to receive such dividends as may be lawfully declared by the Board of Directors of the Corporation. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of the Common Stock are entitled to share ratably in all assets remaining after the liquidation payments have been made on all outstanding shares of Preferred Stock, if any.

         (b) Preferred Stock - The shares of Preferred Stock may be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by the Board of Directors. Among the specific matters that may be determined by the Board of Directors are dividend rights, if any, redemption rights, if any, the terms of a sinking or purchase fund, if any, the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, conversion rights, if any, and voting powers, if any.

         Section 6.2 Form and Issuance. Every holder of stock in the Corporation shall be entitled to have a certificate. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 6.3 Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                       10





         Section 6.4 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have power and authority to make such other rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents and registrars thereof.


         Section 6.5 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1 Stockholder Rights. Subject to the provisions of the General Corporation Law of Delaware, no special rights or duties among the stockholders inter se or between any stockholder and the Corporation shall arise by virtue of the number of stockholders of the Corporation, the absence of a ready market for the sale of its capital stock or the existence of stockholder participation in the management of the Corporation. In furtherance, and not in limitation, of the foregoing:

         (a) The Corporation may purchase or redeem shares of its capital stock from any stockholder without offering other stockholders an equal opportunity to have their shares purchased or redeemed by the Corporation;


                                       11



         (b) The status of a stockholder of the Corporation shall confer no right to be elected a director of the Corporation;

         (c) Except as otherwise provided by written agreement, the status of stockholder of the Corporation shall confer no right to be employed by the Corporation in any capacity or to receive any salary from the Corporation, or in the event that such employment should exist or such salary should be paid, the status of stockholder of the Corporation shall confer no right to the continuation of such employment or salary; and

         (d) The Board of Directors of the Corporation shall have full and absolute discretion to determine whether to declare dividends upon the capital stock of the Corporation from funds legally available therefor or to refrain from declaring such dividends; the status of stockholder of the Corporation shall confer no right to require that any dividends be declared.


         Section 7.2 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 7.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 7.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 7.5 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it to be impressed or affixed or reproduced or otherwise.

                                       12




         Section 7.6 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 7.7 Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, all person whom it may indemnify and hold harmless pursuant thereto. Neither the amendment nor repeal of this provision, nor the adoption of any provisions of the Certificate of Incorporation inconsistent with this provision, shall eliminate or reduce the effect of this provision in respect of any matter occurring, or any cause of action, suit or claim that arises prior to such amendment, repeal or adoption of an inconsistent provision.

         Section 7.8 Amendments. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.


                                       13